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TransCode Therapeutics, Inc.

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Nasdaq Determines That TransCode Therapeutics Has Regained Compliance with Continued Listing Requirements

TransCode shares to remain listed on Nasdaq

BOSTON, June 10, 2024 (GLOBE NEWSWIRE) -- TransCode Therapeutics, Inc. (Nasdaq: RNAZ), (the “Company”), an RNA oncology company committed to more effectively treating cancer using RNA therapeutics, today announced that it has received notice from the NASDAQ Stock Market LLC (Nasdaq) that the Company has regained compliance with all applicable Nasdaq listing standards. As a result, the Company’s stock will remain listed and traded on the Nasdaq Stock Market. The Company’s hearing before the Nasdaq Hearing Panel scheduled for June 25, 2024, has been cancelled. As previously disclosed, the Company remains subject to a mandatory Nasdaq panel monitor through January 26, 2025.

“The Company’s regaining compliance with all Nasdaq’s listing standards continues recent positive news for TransCode, following our announcement of positive blood test results in connection with our Phase 0 clinical trial and FDA authorization to proceed with our upcoming Phase 1 study. We believe our organization is prepared to continue to execute on our ambitious plans to swiftly advance our clinical development programs,“ said Tom Fitzgerald, TransCode’s Interim Chief Executive Officer and Chief Financial Officer. Fitzgerald added, “In view of our current share price closing over the $1.00 Nasdaq minimum bid price, the Company does not currently expect to pursue a reverse split.”

About TransCode Therapeutics

TransCode is a clinical-stage oncology company focused on treating metastatic disease. The company is committed to defeating cancer through the intelligent design and effective delivery of RNA therapeutics based on its proprietary TTX nanoparticle platform. The company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic tumors which overexpress microRNA-10b, a unique, well-documented biomarker of metastasis. In addition, TransCode is developing a portfolio of first-in-class RNA therapeutic candidates designed to overcome the challenges of RNA delivery and thus unlock therapeutic access to a variety of novel genetic targets that could be relevant to treating a variety of cancers.

For more information, please visit www.transcodetherapeutics.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the continued listing of the Company’s stock on the Nasdaq Capital Market. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with drug discovery and development; risks that the results of clinical trials we conduct will not be consistent with our pre-clinical studies or expectations; risks associated with the timing and outcome of TransCode’s planned regulatory submissions; risks associated with TransCode’s planned clinical trials for its product candidates; risks associated with obtaining, maintaining and protecting intellectual property; risks associated with TransCode’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; risks of competition from other companies developing products for similar uses; risks associated with TransCode’s financial condition and its need to obtain additional funding to support its business activities, including TransCode’s ability to continue as a going concern; risks associated with TransCode’s dependence on third parties; and risks associated with the COVID-19 coronavirus and geopolitical events. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause TransCode’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in TransCode’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as discussions of potential risks, uncertainties and other important factors in any subsequent TransCode filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release; TransCode undertakes no duty to update this information unless required by law.

For more information, please contact:

Tania Montgomery-Hammon, VP of Business Development
tania.montgomery@transcodetherapeutics.com